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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our reports dated (i) September 3, 1999 for CSW Enterprises, Inc. and Subsidiary, (ii) September 3, 1999 for Fleetpride, Inc.,
(iii) August 27, 1999 for Automotive Sales Company, Inc., (iv) August 27, 1999 for Wheatley Truck Parts, Inc., (v) April 23, 1999 for QDSP Holdings, Inc. and Subsidiaries, (vi) December 18, 1998 for SLM Group, Inc. and Subsidiaries, (vii) December 18, 1998 for Truck City Parts, Inc., (viii) December 18, 1998 for Sharkey Family Holdings, Inc. (d/b/a) Universal Joint Sales Company and (ix) December 11, 1998 for Holt Incorporated and Subsidiaries, included in the Registration Statement (Form S-4 No. 333-75887) and related Prospectus of HDA Parts System, Inc. for the registration of 12% Senior Subordinated Notes due 2005. We also consent to the reference of our firm under the caption "Experts" in the aforementioned Registration Statement.

                                                           /s/ Ernst & Young LLP

Chicago, Illinois
September 23, 1999